Exhibit 10.3
January 12, 2022

Paul Andrew Appleby
175 Britton Avenue,
Atherton, CA 94027

Re:    Separation and Transition Agreement

Dear Paul:
In connection with the decision to terminate your role as the President, Worldwide Field Operations, and to assist with the transition of your duties and responsibilities, this letter agreement (“Agreement”) confirms that your employment with Elasticsearch, Inc. and its affiliates (collectively, the “Company”) is being terminated based on our agreement in accordance with the terms and conditions discussed below.
This Agreement summarizes the terms of your separation from the Company and release between you and the Company. The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship, for you to release the Company of any claims and to resolve any disputes you may have with the Company regarding your employment or separation from that employment, and to permit you to receive severance pay and related benefits to the extent specified below. With these understandings, and in exchange for the promises of you and the Company as set forth below, you and the Company agree as follows:
1.You stepped down from your role as President, Worldwide Field Operations on January 12, 2022 (the “Transition Date”). From the date of this Letter Agreement through the Separation Date as defined below (the “Transition Period”), you will continue to be employed pursuant to the current terms of your employment, provided that it is the parties’ expectation that you will not be granted any new equity awards following the Transition Date.
    Your employment will end on June 9, 2022 (the “Scheduled Separation Date”), or earlier as provided in the remainder of this paragraph (the date of your actual termination of employment, the “Separation Date”). You are free to terminate your employment at any time during the Transition Period for any reason or for no reason. Similarly, the Company is free to terminate your employment at any time during the Transition Period, in the event you violate any material terms of this Agreement or the Company’s Employment, Confidential Information and Invention Assignment Agreement that you executed in connection with your hire (the “Confidentiality Agreement”).
    During the Transition Period you will remain employed by the Company as a Strategic Advisor engaging in activities relating to the transition of your former duties as President, Worldwide Field Operations to your successor, as well as providing services relating to matters that you and the Company’s Chief Executive Officer mutually agree on, reporting to the Chief Executive Officer.
2.    Per applicable law, the Company will pay you your final paycheck (subject to applicable withholding) on the Separation Date. You acknowledge and agree that, other than the consideration set forth in this Agreement (Section 3), the Company, upon providing you with reimbursements of expenses if any, has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to you.
3.    If you remain employed with the Company through the Scheduled Separation Date or are terminated without Cause as defined in the Company’s Executive CIC Severance Plan, then you will be entitled to the severance benefits set forth in this Section 3, which are provided for in the Change in Control and Severance Agreement between you and the Company (the “Severance Agreement”), subject to you executing and not revoking the Supplemental Separation Agreement attached hereto as Exhibit A (the “Supplemental Separation Agreement”), which must become effective and irrevocable within sixty (60) days of the Scheduled Separation Date, in accordance with the terms below:
a.    The Company will pay you a lump sum payment equal to $250,000, less applicable withholdings, which is equal to six (6) months of your annual base salary as in effect immediately prior to the Separation Date, payable on the first regular payroll date following sixty (60) days after the Separation Date.
b.    The Company will pay you a lump-sum cash payment equal to $150,000, which is an amount equal to 50% of your annual target incentive bonus for the year of the Separation Date, payable on the first regular payroll date following sixty (60) days after the Separation Date.
c.    If you timely elect continued group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay the full amount of your premiums on your behalf for continued coverage under the Company’s group health plans, including coverage for your eligible dependents, for twelve (12) months from the date you and your eligible dependents suffer a loss of health coverage under the Company’s group health plan (calculated from the first day of the month following the date you and your eligible dependents suffer such loss of coverage) or until such earlier date on which you becomes eligible for health coverage from another employer.
Each of the severance benefits described above are, in all cases, subject to the terms and conditions of this Agreement and subject to (i) any required tax or other withholdings, (ii) any garnishment, support or withholding orders required by law, and (iii) any debt obligation you owe to the Company as of the Separation Date. To the extent that any severance benefit or any other reimbursement or in-kind benefit under this Agreement or under any other reimbursement or in-kind benefit plan or arrangement in which you participate provides for a “deferral of compensation” within the meaning of Section 409A (as defined below) and otherwise are not exempt from and do not otherwise comply with Section 409A, they will be made in accordance with Section 409A, including, but not limited to, the following provisions: (i) the amount eligible for reimbursement or in-kind benefit in one calendar year may not affect the amount eligible for reimbursement or in-kind benefit in any other calendar year; (ii) the right to the applicable reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit or payment; (iii) to the extent there is any reimbursement of an expense, subject to any shorter time periods provided in this Agreement or in the applicable reimbursement arrangement, any such reimbursement of an expense or in-kind benefit must be made on or before the last day of your taxable year following your taxable year in which the expense was incurred; and (iv) except as specifically provided herein or in the applicable reimbursement arrangement, in-kind benefits will be provided, and reimbursements will be made for expenses incurred, only during your lifetime. The prior sentence assumes that the calendar year is your taxable year; if not, reference to “calendar year” in the prior sentence will relate to your taxable year.
4.    Your regular health insurance benefits shall continue through the last day of the month in which your Separation Date occurs, subject to your right to continue your health insurance under COBRA. Subject to Section 1, your participation in all benefits and incidents of employment, including, but not limited to, vesting of equity awards, vacation, and paid time off, ceases as of the Separation Date.
5.    You acknowledge that you have entered into the Confidentiality Agreement. You further acknowledge that, separate from this Agreement (but, for avoidance of doubt, subject to Section 6 of this Agreement), you remain under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.
Nothing in this Agreement or the Confidentiality Agreement prohibits you from reporting possible violations of United States federal law or regulation to any United States governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of United States federal law or regulation without prior authorization from or any notice to the Company.
6.    You understand that nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit you from engaging in any Protected Activity. Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Protected Activity also includes the right to disclose information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct and/or to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of any party to this Agreement, or on the part of the agents or employees of that party, when you have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or as otherwise protected by applicable law. You understand that in connection with such Protected Activity, you are permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidential Information Agreement to any parties or in a manner not protected by applicable law. You further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidential Information Agreement regarding your right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, you are notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
7.    You and the Company wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that you may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to your employment with or separation from employment with the Company. In consideration for receiving the consideration in section 3 above, you waive and release and promise never to assert any and all claims or causes of action, whether or not now known, that you have or might have against the Company or its predecessors, successors, subsidiaries, parents (including, without limitation, Elastic N.V., a Dutch public company with limited liability), affiliates, investors, branches or related entities (collectively, including the Company and Elastic N.V., the “Entities”) or the Entities' officers, directors, employees, stockholders, partners, members, consultants, agents, attorneys, employee benefit plans or assigns (collectively, the Entities and the persons above are the “Releasees”), arising from any omissions, acts, facts, or damages that have occurred up until and including the date you sign this Agreement, including (without limitation):
a.    any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Entities, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.
You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release (i) claims that cannot be released as a matter of law, (ii) claims for coverage under any D&O or other similar insurance policy or (iii) coverage under any indemnification agreement or arrangement between you and the Company. This release does not extend to any right you may have to unemployment compensation benefits. Notwithstanding anything to the contrary, this release does not release or waive any claims you may have under the California Fair Employment and Housing Act.
8.    You acknowledge that you have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
You, being aware of said code section, agree to expressly waive any rights you may have thereunder, as well as under any other statute or common law principles of similar effect.
You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to release all claims you have or may have against the Releasees, whether known or unknown, suspected or unsuspected.
9.    Subject to Protected Activity as provided above, you agree that you will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. You agree both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, you shall state no more than that you cannot provide counsel or assistance.
10.    Subject to the Protected Activity exception above, you will not, unless required by law, disclose to others any information regarding the terms of this Agreement, the benefit being paid under it or the fact of its payment, except that you may disclose this information to your spouse (if applicable), attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information, just as you must.
11.    In the event that you breach any of your obligations under this Agreement, the Company will be entitled to recover the severance benefits provided for in Section 3 and to obtain all other relief provided by law or equity, except as prohibited by law.
12.    You have been granted equity awards covering the Company ordinary shares represented by award agreements between you and the Company. You agree that for purposes of determining the number of ordinary shares of Elastic N.V. that you are entitled to purchase or receive pursuant to the equity awards, that you are considered to have vested only up to the Separation Date and will not vest in any equity awards thereafter. The equity awards and the shares acquired thereunder will continue to be governed by the terms and conditions of the award agreements and the plans under which they were granted.

13.    You agree that no promise, inducement or other agreement not expressly contained in this Agreement or referred to in this Agreement, has been made conferring any benefit upon you, and that this Agreement contains the entire agreement between you and the Company with respect to its subject matter, including but not limited to the termination of your employment. All prior agreements, understandings, representations, oral agreements and writings with respect to the subject matter of this Agreement (including, but not limited to, the offer letter between you and the Company dated August 10, 2020 and the Severance Agreement), except for the Confidentiality Agreement and your equity award agreements, are expressly superseded hereby and are of no further force and effect, and you expressly agree that you are not relying on any representations that are not contained in this Agreement. This Agreement may not be changed except in writing signed by you and the Company’s Senior Vice President, Global Human Resources. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. Nothing contained in this Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.
14.    The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to this Agreement do not fall within the scope of 26 U.S.C. Section 162(q).
15.    It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under this Agreement will be made no later than March 15, 2023. The Company and you will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to you under Section 409A. In no event will the Releasees reimburse you for any taxes that may be imposed on you as a result of Section 409A.
16.    This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. You consent to personal and exclusive jurisdiction and venue in the State of California.
17.    This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile, electronic or pdf copy will have the same force and effect as execution of an original, and a facsimile, electronic or pdf signature will be deemed an original and valid signature.
18.    You understand that this Agreement shall be null and void if not executed by you within two (2) days (the “Deadline”). This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).

19.    You understand and agree that you executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of your claims against the Company and any of the other Releasees. You acknowledge that:
a.    You have read this Agreement;
b.    You have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of your own choice, or have had an opportunity to be represented by legal counsel of your choice;
c.    You understand the terms and consequences of this Agreement and of the releases it contains;
d.    You are fully aware of the legal and binding effect of this Agreement; and
e.    You have not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
I am pleased that we were able to part ways on these amicable terms. The Company and I wish you every success in your future endeavors.

Sincerely,

/s/ Leah Sutton

Name: Leah Sutton
Title: SVP, Global HR

Enclosure

By signing this Agreement, I acknowledge that I have had the opportunity to review this Agreement carefully with an attorney of my choice; that I understand the terms of the Agreement; and that I voluntarily agree to them. I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future.

Date: 1/28/2022

/s/ Paul Andrew Appleby
Name: Paul Andrew Appleby

Attachment A
SUPPLEMENTAL RELEASE

This Supplemental Release (“Supplemental Release”) is made by and between Paul Andrew Appleby (“Employee”) and Elasticsearch Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an offer letter with the Company dated August 10, 2020 (the “Offer Letter”);

WHEREAS, Employee signed a Confidential Information and Invention Assignment Agreement with the Company in connection with his initial hiring with the Company (the “Confidentiality Agreement”);
WHEREAS, the Parties entered into the Separation Agreement, dated January 12, 2022 (the “Agreement”);
WHEREAS, the Company and Employee have entered into award agreements pursuant to which Employee was to purchase or receive ordinary shares of Elastic N.V. (the “Equity Awards”), each subject to the terms and conditions of the Elastic N.V. Amended and Restated 2012 Stock Option Plan (the “Plan”) and the terms and conditions of the Award Agreements (collectively, with the Plan, the “Stock Agreements”);

WHEREAS, Employee separated from employment with the Company effective June 9, 2022 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.    Consideration. The Company agrees to pay Employee the severance benefits set forth in Section 3 of the Agreement. Employee acknowledges that without this Supplemental Release, Employee is otherwise not entitled to the consideration set forth in Section 3 of the Agreement.

2.    No Additional Payments. Employee acknowledges and agrees that, other than the consideration set forth in this Supplemental Release (Section 1), the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

3.    Release of Claims. Employee hereby releases and waives any and all claims arising against the Company or any of its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, parents (including, without limitation, Elastic N.V., a Dutch public company with limited liability), predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date of the execution of this Supplemental Release including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims arising under the federal or any state statute, including the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act; (c) claims arising under federal, state or local laws prohibiting discrimination in employment, including laws prohibiting discrimination in employment on the basis of race, sex, age, disability, national origin, or religion, such as the California Fair Employment and Housing Act; (d) claims for misclassification, wrongful discharge, breach of contract, breach of contract, breach of public policy, physical or mental harm or distress; (e) any claim for attorneys’ fees and costs; (f) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company; (g) any claims of amounts due for fees, commissions, expenses, salary, bonuses, profit sharing, fringe benefits; and (h) any and all other claims arising from Employee’s relationship with the Company or the termination of that relationship, including, but not limited to, claims that may have arisen since the date Employee signed the Agreement.  Employee agrees that Employee will not file any legal action asserting any such claims.  Employee agrees that the release set forth in this Section 3 shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to: (i) any obligations incurred under this Supplemental Release; or (ii) claims that cannot be released as a matter of law.
4.    Equity Awards. Employee agrees that for purposes of determining the number of ordinary shares of Elastic N.V. that Employee is entitled to purchase or receive the outstanding Equity Awards, Employee is considered to have vested only up to the Separation Date and will not vest in Equity Awards thereafter. The Equity Awards and the shares acquired thereunder will continue to be governed by the terms and conditions of the Stock Agreements.
5.    Return of Company Property. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company. This includes, for example, building key(s), security pass, or other access or identification cards (including business cards) and any Company property that is or was in Employee’s possession, including (without limitation) any documents, credit cards, computer equipment, mobile phones, and any information Employee has about the Company’s practices, procedures, trade secrets, customer lists, or product marketing.

6.    Extension of The Agreement’s Provisions. The undersigned Parties further acknowledge that the terms of the Agreement, including, but not limited to, Sections 5 (Trade Secrets and Confidential Information), 6 (Protected Activity Not Prohibited), 14 (Tax Consequences), and 15 (Section 409A) of the Agreement shall apply to this Supplemental Release and are expressly incorporated herein.

7.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Supplemental Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has at least twenty-one (21) days within which to consider this Supplemental Release, as set forth herein; (c) Employee has seven (7) days following Employee’s execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

9.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

11.Confidentiality. Subject to the Protected Activity provision, Employee agrees to maintain in complete confidence the existence of this Supplemental Release, the contents and terms of this Supplemental Release, and the consideration for this Supplemental Release (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Supplemental Release, Employee’s attorney(s), and Employee’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence. The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from Employee’s obligations hereunder, nor permit Employee to make additional disclosures. Employee warrants that Employee has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party

12.    ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THE AGREEMENT OR THIS SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO

HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THE AGREEMENT, THIS SUPPLEMENTAL RELEASE, AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

13.    Entire Agreement.    This Supplemental Release represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Supplemental Release and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Supplemental Release and Employee’s relationship with the Company, with the exception of the Agreement, the Confidentiality Agreement, and the Stock Agreements, except as otherwise modified or superseded herein.

14.    Effective Date. Employee has until February 2, 2022, to consider and sign this Supplemental Release, and Employee has seven (7) days to revoke this Supplemental Release after Employee executes this Supplemental Release. This Supplemental Release will become effective on the eighth (8th) day after Employee signed this Supplemental Release so long as it has been signed by Employee after the Separation Date and has not been revoked as permitted by this Section 14 (the “Effective Date”).

15.    Governing Law and Forum and Signing of Supplemental Release. This Supplemental Release shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Supplemental Release shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of California. This Supplemental Release may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Supplemental Release may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

PAUL ANDREW APPLEBY, an individual
Dated:	, 2022
Paul Andrew Appleby

ELASTICSEARCH, INC.
Dated:	, 2022
Leah Sutton
SVP, Global HR